Exhibit 99.1
Nasdaq: ASFI

FOR IMMEDIATE RELEASE
CONTACT:
Stephen D. Axelrod, CFA
Mitchell Cohen, CFO	Alisa D. Steinberg (Media)
Asta Funding, Inc.	Wolfe Axelrod Weinberger Assoc. LLC
(201) 567-5648	(212) 370-4500; (212) 370-4505 (Fax)
steve@wolfeaxelrod.com
alisa@wolfeaxelrod.com
ASTA FUNDING ANNOUNCES REDUCTION OF QUARTERLY DIVIDEND
- Board Member Resigns Position -
ENGLEWOOD CLIFFS, NJ, December 17, 2008 — Asta Funding, Inc., (NASDAQ: ASFI), a consumer receivable asset management and liquidation company, today announced that the Board of Directors have approved a quarterly dividend of $0.02 per share, down from $0.04 in prior quarters. The record date for this dividend is December 29, 2008 and the payable date will be February 1, 2009. The Board will continue to monitor its dividend policy on a quarterly basis.
The Company also announced that Mr. Alan Rivera has resigned from the Board of Directors. The Company thanks Alan for his service to Asta during his tenure and has no immediate plans to fill this position.

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.
Except for historical information contained herein, the matters set forth in this news release may be “forward-looking” statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta’s expectations. Factors that could contribute to such differences include those identified in Asta’s Form 10-K and Form 10-K/A for the fiscal year ended September 30, 2007, Form 10-Q for the quarter ended June 30, 2008 and those described from time to time in Asta’s other filings with the Securities and Exchange Commission, news releases and other communications. Asta’s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.
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210 Sylvan Avenue, Englewood Cliffs, NJ 07632
(201) 567-5648, (201) 567-2203 fax